Exhibit 99.1

SANTA FE ENERGY TRUST

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, JANUARY 31, 2007—SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED DECEMBER 31, 2006.  UNITHOLDERS OF RECORD ON FEBRUARY 15, 2007, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,527,037 OR $0.87731 PER UNIT PAYABLE FEBRUARY 28, 2007.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	62,200	—	53.34	—

NET PROFITS ROYALTIES	34,695	221,823	56.57	5.44

THE TRUST WILL BE LIQUIDATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:
SANTA FE ENERGY TRUST
THE BANK OF NEW YORK TRUST COMPANY, N.A., TRUSTEE
MIKE ULRICH
919 CONGRESS AVENUE
AUSTIN, TX 78701
(800) 852-1422